                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement      [ ] Confidential, For Use of the
[x]  Definitive Proxy Statement           Commission Only
[ ]  Definitive Additional Materials      (as Permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     Public Service Company of New Mexico

 ...............................................................................

               (Name of Registrant as Specified in its Charter)
                               Patrick T. Ortiz

 ...............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     ...........................................................................
     2)  Aggregate number of securities to which transaction applies:
     ...........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     Set forth the amount on which the filing fee is calculated and state how it was determined.
     ...........................................................................
     4)  Proposed maximum aggregate value of transaction:
     ...........................................................................
     5)   Total fee paid:
     ...........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ...........................................................................
     2)  Form, Schedule or Registration Statement No.:
     ...........................................................................
     3)  Filing Party:
     ...........................................................................
     4)  Date Filed:
     ...........................................................................

                              [LOGO APPEARS HERE]

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                ALVARADO SQUARE
                         ALBUQUERQUE, NEW MEXICO 87158

                       __________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1997

                      ___________________________________

To the Holders of Common Stock of
PUBLIC SERVICE COMPANY OF NEW MEXICO

   Notice is hereby given that the Annual Meeting of Shareholders of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") will be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in the City of Albuquerque, New Mexico, on April 29, 1997, at 9:30 a.m., Mountain Daylight Time, for the following purposes:

   1. To elect three directors of PNM to hold office in accordance with the Restated Articles of Incorporation of PNM until the Annual Meeting of Shareholders in 2000, or until their successors shall be duly elected and qualified.

   2. To consider and vote upon the approval of the selection by PNM's Board of Directors of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1997.

   3. To consider and act upon such other matters as may properly come before the meeting.

   Only holders of PNM Common Stock of record at the close of business on March 10, 1997 will be entitled to notice of and to vote on all matters to come before the meeting and any adjournment thereof.

                            By Order of the Board of Directors


                            Patrick T. Ortiz
                            Secretary

March 24, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, EXECUTE, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE, USING THE ENCLOSED PRE-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                              ____________________

                                PROXY STATEMENT
                              ____________________

                              [LOGO APPEARS HERE]

                      PUBLIC SERVICE COMPANY OF NEW MEXICO


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1997



   A proxy in the accompanying form is solicited on behalf of the Board of Directors of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") for use at the 1997 Annual Meeting of Holders of the Common Stock of PNM, to be held on April 29, 1997 in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, and at any adjournments thereof, for the purposes set forth in the accompanying notice. Shareholders may revoke their proxy by attendance at the meeting and by voting their shares in person or by executing a later proxy changing the vote on the earlier proxy. A proxy, when executed and not so revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent public accountants of PNM and subsidiaries, and on all other matters in accordance with their best judgment.

   This Proxy Statement is first being mailed to the holders of PNM Common Stock on or about March 24, 1997, in connection with the solicitation of proxies by PNM's Board of Directors for use at the Annual Meeting.

   In addition to soliciting proxies through the mail, certain employees of PNM may solicit proxies in person and by telephone. PNM has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,500. The cost of soliciting proxies will be borne by PNM. PNM will, upon request, reimburse brokers, banks, nominees, custodians and other record holders for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of the shares.

                               VOTING INFORMATION

   Only holders of PNM Common Stock of record at the close of business on March 10, 1997 will be entitled to vote at the Annual Meeting. On that date, there were 41,774,083 shares of PNM Common Stock outstanding. Each share of PNM Common Stock is entitled to one vote on each of the matters properly brought before the Annual Meeting.

   In order to elect directors and approve the selection of independent public accountants, a quorum must be present or represented at the meeting and the affirmative vote of the holders of a majority of the shares of PNM Common Stock present and entitled to vote at the Annual Meeting is required.

   Under PNM's By-laws, the presence at the meeting, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of PNM Common Stock is necessary to constitute a quorum to conduct business at the Annual Meeting.

   The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote FOR, AGAINST, or ABSTAIN from voting, will generally be counted for purposes of determining the minimum number of affirmative votes required for approval of those matters requiring only the affirmative vote of a majority of the shares present at the meeting, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

   PNM is not aware of any arrangements, the operation of which might at a subsequent date result in a change in control of PNM.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following persons are the only persons known to PNM, as of March 14, 1997, to be the beneficial owners of more than 5% of PNM's voting securities:

                                NAME AND ADDRESS            NATURE OF                   NUMBER OF      PERCENT OF
TITLE OF CLASS                OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP              SHARES         CLASS
--------------               --------------------       --------------------            ------------    -------

   Common Stock              President and Fellows of   Sole Voting & Dispositive
                             of Harvard College         Power
                             600 Atlantic Avenue
                             Boston, MA 02210                           TOTAL           4,049,400(1)      9.69%

   Common Stock              Boston Partners Asset      Shared Voting &
                             Management, L.P.           Dispositive Power
                             One Financial Center
                             Boston, MA 02111                           TOTAL           2,329,252(2)      5.6%

-----------

(1) As reported to PNM by the President and Fellows of Harvard College. In addition, The Harvard University Master Trust Fund and Harvard Charitable Remainder Trust Equity Partnerships, as members of a group with the President and Fellows of Harvard College, reported sole voting and dispositive power of 85,300 and 18,400 shares, respectively, representing approximately 0.2% and 0.0%, respectively, of PNM's voting securities. PNM makes no representation as to the accuracy or completeness of such information.

(2) As reported on Schedule 13G dated February 7, 1997 and filed with the Securities and Exchange Commission (the "SEC") by Boston Partners Asset Management, L.P. ("BPAM"), Boston Partners, Inc. and Desmond John Heathwood, (collectively the "Reporting Persons"). The filing reported that each of the Reporting Persons may be deemed to own beneficially 2,329,252 shares; that BPAM owns of record 2,329,252 shares; that, as sole general partner of BPAM, Boston Partners, Inc. may be deemed to own beneficially all of the shares owned beneficially by BPAM; and that, as principal stockholder of Boston Partners, Inc., Desmond John Heathwood may be deemed to own beneficially the shares owned beneficially by Boston Partners, Inc. The filing also indicated that BPAM holds all of such shares under management for its clients; that pursuant to Rule 13d-4, each of Boston Partners, Inc. and Mr. Heathwood expressly disclaims beneficial ownership of any shares; and that BPAM, Boston Partners, Inc. and Mr. Heathwood expressly disclaim membership in a "group" as defined in Rule 13d-5(b)(1). PNM makes no representation as to the accuracy or completeness of such information.

                             ELECTION OF DIRECTORS

   Three directors will be elected at the Annual Meeting to hold office for the ensuing three years in accordance with PNM's Restated Articles of Incorporation providing for staggered terms of directors of three years each. The three directors elected at this meeting will hold office until the Annual Meeting of Shareholders of PNM in 2000, or until their successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies for the following nominees:

               NAME                     ADDRESS
               ----                     -------

             Robert G. Armstrong        Roswell, New Mexico
             Reynaldo U. Ortiz          Denver, Colorado
             Paul F. Roth               Sanibel, Florida

   If at the time of the meeting any of the nominees named herein should be unable to serve in this capacity, a circumstance not now anticipated by management, it is intended that the proxies will vote for such substitute nominees as may be designated by PNM's Board of Directors. Proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.


DIRECTOR BIOGRAPHICAL INFORMATION:

DIRECTORS WHOSE TERMS EXPIRE IN 2000 (IF ELECTED):

   ROBERT G. ARMSTRONG, age 50, is a resident of Roswell, New Mexico and has been a director since May 1991. Mr. Armstrong is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company. He is a member of the Executive, Audit, and Compensation and Human Resources Committees. Mr. Armstrong also serves as Chairman of the Board of Directors of Sunwest Bank of Roswell, N.A.

   REYNALDO U. ORTIZ, age 50, is a resident of Denver, Colorado and has been a director since April 1992. Mr. Ortiz is the President and Chief Executive Officer of Sophia Communications, Inc., a startup wireless communications company. Mr. Ortiz served as President and Chief Executive Officer of LyncStar Communications, Inc. (a provider of integrated network communications services) from March through December 1996, served as Chief Executive Officer of Jones Education Networks, Inc. (a cable television programming company) from March 1994 through February 1996, and was Senior Vice President, Jones Financial Group, Inc. from January through March 1994. Mr. Ortiz served as Vice President, Corporate Public Policy of U S WEST, Inc. from 1991 to 1994. He is a member of the Audit and Customer and Public Policy Committees.

   PAUL F. ROTH, age 64, is a resident of Sanibel, Florida and has been a director since May 1991. Mr. Roth served as the President of the Dallas Chamber of Commerce, Dallas, Texas, from 1991 to 1992. Mr. Roth served as President of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas from November 1988 until his retirement in March 1991. He is a member of the Executive, Compensation and Human Resources, Finance, and Nominating and Governance Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

   JOHN T. ACKERMAN, age 55, is a resident of Albuquerque, New Mexico and has been a director since June 1990. Mr. Ackerman has served as Chairman of the Board of PNM since 1991 and served as President and Chief Executive Officer of PNM from 1991 until his retirement in 1993. He is a member of the Executive Committee.

   JOYCE A. GODWIN, age 53, is a resident of Albuquerque, New Mexico and has been a director since May 1989. Ms. Godwin served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until her retirement in December 1993. She is a member of the Executive, Compensation and Human Resources, Nominating and Governance, and Customer and Public Policy Committees. She is a nominee for election to the board of TJ International at its May 21, 1997 meeting of shareholders.

   MANUEL LUJAN, JR., age 68, is a resident of Albuquerque, New Mexico and has been a director since April 1994. Mr. Lujan has been an insurance agent with Manuel Lujan Insurance, Inc. since 1948. Mr. Lujan has been a consultant on U.S. governmental matters, focusing on Western U.S. issues, since 1993. Mr. Lujan served as U.S. Secretary of the Interior from 1989 to 1993. He is a member of the Audit and Customer and Public Policy Committees. Mr. Lujan also serves on the Boards of Directors of SODAK Gaming, Inc. and First State Bank, Albuquerque, New Mexico.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

   LAURENCE H. LATTMAN, age 73, is a resident of Albuquerque, New Mexico and has been a director since May 1993. Dr. Lattman served as President of New Mexico Institute of Mining and Technology from 1983 until his retirement in 1993. He is a member of the Audit, Customer and Public Policy, and Nominating and Governance Committees.

   BENJAMIN F. MONTOYA, age 61, is a resident of Rio Rancho, New Mexico and has been a director since October 1993. Mr. Montoya has served as President and Chief Executive Officer of PNM since August 1993, and previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company (1991-1993). He is a member of the Finance Committee. Mr. Montoya also serves on the Boards of Directors of Norwest Corporation, a bank holding company, and Furr's Supermarkets, Inc.

   ROBERT M. PRICE, age 66, is a resident of Edina, Minnesota and has been a director since July 1992. Mr. Price has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, of Control Data Corporation, a mainframe computer manufacturer and business services provider. He is a member of the Executive, Compensation and Human Resources and Finance Committees. Mr. Price serves on the Boards of Directors of Rohr Incorporated, International Multifoods, Inc., Fourth Shift Corporation, Tupperware, Inc., and Affinity Technology, Inc.

                            SHARES OF COMMON
                               STOCK OWNED
                            BENEFICIALLY AS OF
NAME                      FEBRUARY 1, 1997(A)(B)
----                      ----------------------

John T. Ackerman                          10,935
Robert G. Armstrong                        4,730
Joyce A. Godwin(c)                         4,387
Laurence H. Lattman(c)                     3,123
Manuel Lujan, Jr.(c)                       3,348
Benjamin F. Montoya                      135,094
Reynaldo U. Ortiz                          3,224
Robert M. Price                            4,000
Paul F. Roth(c)                            3,715

---------------

(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) As of February 1, 1997, directors and executive officers of PNM as a group owned beneficially 383,687 shares of PNM Common Stock, or less than one percent of the total number of shares outstanding. Such number includes shares which such persons have the right to acquire within 60 days of the date hereof pursuant to options granted under the Director Retainer Plan and the Performance Stock Plan, as follows: Mr. Armstrong, 1,000; Ms. Godwin, 1,000; Mr. Montoya, 134,094; Mr. Ortiz, 1,000; Mr. Price, 1,000; and 204,374
    for all executive officers other than Mr. Montoya. (See "COMPENSATION OF DIRECTORS"). Such number of shares does not include 914 shares of PNM Common Stock owned by the spouse of an executive officer, as to which shares beneficial ownership is disclaimed.

(c) Included in the shares shown above for Ms. Godwin, Dr. Lattman, Mr. Lujan and Mr. Roth are shares held under the Director Retainer Plan, in which the directors have voting rights. (See "COMPENSATION OF DIRECTORS").

   PNM is advised that none of its directors or nominees for director owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

   See "STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS" and "CERTAIN LEGAL PROCEEDINGS" for certain information relating to executive officers.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to PNM pursuant to Rule 16a-3(e) during 1996 and Form 5, and amendments thereto, and written representations furnished to PNM with respect to 1996 reporting, no person who was a director, officer, beneficial owner of more than 10 percent of any class of equity securities of PNM registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to PNM, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

                          BOARD AND COMMITTEE MEETINGS

   During 1996, the Board held seven meetings. In addition, the outside directors met once during 1996. The following standing committees of the Board held the number of meetings indicated: Audit, five; Compensation and Human Resources, nine; Customer and Public Policy, nine; Executive, three; Finance, five; and Nominating and Governance, five. None of the directors attended fewer than 75% of the aggregate of all meetings held by the Board and by all committees of the Board on which he or she served.


                          BOARD AND COMMITTEE POLICIES

   In January 1991, the Board modified existing Board service policies and adopted a new policy to provide for an orderly rotation of the membership of the Board. This policy was amended in April 1991 and clarified in an amendment adopted in December 1993. The Board has also adopted certain policies with regard to committee appointments. The following is a summary of these policies.

   RETIREMENT POLICIES. Upon attaining the age of 72 years, a director will submit a written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. A director who is an employee of PNM will, on the date of such person's retirement as an employee of PNM, submit a resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. The retirement policy does not apply to any member of the Board with service as chief executive officer of PNM.

   Dr. Lattman, upon attaining the age of 72 years in November 1995, submitted his written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. The Board in its discretion has not deemed it advisable to accept Dr. Lattman's resignation. The Board expects to continue to waive the age 72 policy for the duration of Dr. Lattman's term as a director.

   MAXIMUM TERM OF OFFICE. Under the Board policies, no person who is presently serving or who hereafter serves as a director of PNM shall be nominated to serve more than four times. It is the intent of this policy that each member of the Board will normally serve for a period of no more than twelve years, plus a portion of an unexpired term, if any, if the director was initially appointed to serve out an unexpired term of a director who resigned, retired or died in office. Terms of office served prior to adoption of the policies will be counted in determining whether the four-term limitation has been reached. The maximum term of office policy does not apply to any member of the Board with service as chief executive officer of PNM.

   In adopting the four-term limitation, the Board made it clear that the policy is not to be construed to mean that renomination for a second, third or fourth term will be routine. An evaluation process is used by the Nominating and Governance Committee of the Board to determine that each renomination is in the best interest of PNM.

   COMMITTEE APPOINTMENT POLICIES. Under the policies pertaining to committee appointments, members of the Compensation and Human Resources Committee and the Audit Committee must be non-employee directors only, and the Chair of the Nominating and Governance Committee must be a non-employee director.


                            COMMITTEES OF THE BOARD

   The members of the standing committees of the Board are noted in the foregoing biographies. The responsibilities of the committees are as follows:

   The Audit Committee consists entirely of outside members of the Board of Directors. It assesses the work of PNM's internal auditors and independent public accountants and the effectiveness of the business control structure. It also reviews the financial statements of PNM and oversees PNM's financial reporting. The Committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of accounting functions.

   The Compensation and Human Resources Committee consists entirely of outside directors. It reviews PNM's compensation policies and benefit programs and their relationship to the attainment of business goals. The Committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long term results and maximizing shareholder value. The Committee reviews PNM's affirmative action program, conducts an annual performance evaluation of the chief executive officer, and assures management continuity through annual review and approval of a management development and succession program. The Committee also has oversight of PNM's code of conduct and compliance program and interacts with PNM's employee organizations.

   The Customer and Public Policy Committee reviews and monitors policies and their implementation that deal with PNM's responsibility to the communities in which it does business. These policies include, but are not limited to, environmental, charitable contributions, political action committee, communications to various constituencies and regular visits with public officials.

   The Executive Committee consists of the Chairman of the Board of Directors and the Chairs of the standing committees. It exercises the power of the Board of Directors in the management of the business affairs and property of PNM during intervals between the meetings of the Board of Directors.

   The Finance Committee consists of a majority of outside directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has overview of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The Committee specifically has responsibility for the review and approval of all capital expenditures in excess of $2,500,000 and of certain other capital expenditures in excess of $1,000,000.

   The Nominating and Governance Committee consists entirely of outside directors. It has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors, as well as recommendations concerning the effectiveness, structure, size, composition and compensation of the Board, including committee assignments and candidates for election as Chairman of the Board. In 1995, the Board approved a Nominations Policy which outlines the guidelines, procedures, and selection criteria relating to filling vacancies on the Board, recognizing the importance of a well-balanced board which reflects the interests of PNM's shareholders, customers, employees and the communities it serves. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from security holders recommendations of individuals to be considered as nominees. Security holder recommendations for the 1998 Annual Meeting, together with a description of the proposed nominee's qualifications, relevant biographical information, and the proposed nominee's signed consent to serve, should be submitted in writing to the Secretary of PNM and received by that office on or before August 1, 1997. The determination of nominees recommended by the Nominating and Governance Committee to the Board is within the sole discretion of the Committee, and the final selection of the Board's nominees is within the sole discretion of the Board of Directors.


                           CERTAIN LEGAL PROCEEDINGS

   Bellamah Community Development ("BCD"), a general partnership that engaged in real estate operations in the southwestern United States, is the debtor in a proceeding in the United States Bankruptcy Court for the District of New Mexico that commenced on June 1, 1989 under Chapter 11 of the Bankruptcy Code and converted to a Chapter 7 proceeding by order entered on January 29, 1990. The general partners of BCD include Meadows Resources, Inc., a wholly-owned subsidiary of PNM. Certain former executive officers of PNM had served on the management committee of BCD. In addition, Mr. Max H. Maerki, Senior Vice President and Chief Financial Officer of PNM, had served as an executive officer of Meadows and as vice chairman of the executive committee of BCD.


                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Action is to be taken with respect to the approval of the selection, by the Board of Directors, of the firm of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1997. The firm has been the independent public accountants of PNM since 1993. Arthur Andersen LLP has no financial interest in PNM or any of its subsidiaries. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders to answer appropriate questions and to make any statement the representative might desire.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                                 REPORT OF THE
                   COMPENSATION AND HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION*

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE PHILOSOPHY

     Two basic principles guide PNM's compensation program. First, senior management's compensation program should reflect both individual performance and the achievement of PNM's goals. Second, the program should be as competitive as possible in order to attract, motivate, and retain key management members. Utility industry, New Mexico and regional compensation trends are considered in determining competitiveness of the program.

COMPENSATION ELEMENTS

     The senior management compensation program, which is designed to meet the philosophy of the Compensation and Human Resources Committee (the "Committee"), has three components: base salary, incentive plans and management benefits.

     BASE SALARIES. In 1996, base salaries, the fixed component of pay, were conservatively tied to the average level of base salaries among gas and electric utilities which are included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association, as well as other industries. The Committee believes that direct competitors for executive talent comprise a larger group than the group of companies included in the peer group established to compare shareholder returns.

     INCENTIVE PLANS. The Committee believes that incentive plans are critically important to PNM's compensation philosophy and in achieving PNM's goals. The Committee believes this element should have both short-term and long-term elements. The short-term element should consist of "at risk" pay or rewards paid out in cash while the long-term element should be stock-based compensation.

     In 1995, a results-based reward program was implemented which introduced an "at risk" cash compensation element to PNM's existing compensation program designed to tie one portion of the cash rewards awarded employees to the success of their business unit and another portion to the success of PNM as a whole. In 1996, payments were made to the participants based upon achieving 1995 goals.

     The program was continued in 1996. Goals for 1996 were approved by the Board of Directors. For 1996, overall Company results were measured by earnings per share from continuing operations. The earnings per share threshold had to be maintained before and after the payment of awards. Awards for business unit results depended on the amount of money in the unit pool and whether unit goals were met. Unit goals were generally centered on cost control, customer satisfaction and efficiency in operations. The 1996 goals were partially achieved and partial payments were made in February 1997.

     The long-term element is addressed through implementation of the Performance Stock Plan. The Performance Stock Plan is a stock option incentive plan. Prior to 1995, initial grants were granted in lieu of base salary merit increases. Subsequent grants have been made based on a formula, where achievement of goals determines if the options will be granted. These goals are approved by the Board of Directors. The grants are then adjusted based on PNM's total return to shareholders compared to the industry peer group discussed in the "STOCK PERFORMANCE" section of the Proxy Statement. Individual awards are based on the participant's position with PNM. Previous years' grants are not considered in determining the number of annual awards granted.

     In 1996, there were two goals: one based on earnings per share and one based on customer satisfaction. The customer satisfaction goal was not achieved. PNM achieved the earnings per share goal and 386,228 options, with an exercise price of $19.625, were granted effective December 31, 1996. Of those, 117,133 options were granted to the executive officer participants. Pursuant to an amendment to the

Performance Stock Plan approved by shareholders in 1995, executive officers are eligible for an award for the partial achievement of a goal.

     A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sums to all officers of PNM, excluding the President and CEO, were to be paid at such time as PNM reinstated a dividend to its shareholders. Upon the reinstatement of the dividend in 1996, such payments were made to those officers. A bonus fund for employees other than officers in the aggregate amount of $2,094,906 was also established and paid out in December 1994.

     MANAGEMENT BENEFITS. The benefits provided for senior management are based upon benefits provided to all employees. The benefits focus on retirement, life insurance, health care, severance and retention.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1996

     In July 1993, the Board offered Mr. Montoya the position of President and CEO. Data provided by an executive compensation consultant and an executive search firm were considered in determining Mr. Montoya's compensation. Mr. Montoya's 1994 and 1995 base compensation remained unchanged from the amount originally set when he was hired. His 1996 base compensation was increased by $30,000 to $350,000.

     In 1996, Mr. Montoya received 32,802 stock options under the Performance Stock Plan based on the attainment of PNM's earnings per share goal. The exercise price for these options is $19.625.

     Mr. Montoya was not a participant in the results-based reward program or in the deferred bonus fund referred to above.

CERTAIN TAX MATTERS

     PNM has no policy with respect to qualifying compensation paid to officers for deductibility under Section 162(m) of the Internal Revenue Code (the "Code") because PNM's compensation levels do not approach the limits as defined by the Code and it is not anticipated that the compensation of PNM's management will approach those limits in the foreseeable future.

COMMITTEE PROCESS

     The executive compensation program is administered by the Committee. The Committee consists of independent directors who are not PNM employees and who qualify as non-employee directors for the purposes of SEC Rule 16b-3 adopted under the Securities Exchange Act of 1934.

     The Committee is accountable for all compensation matters for PNM's senior management. The Committee periodically retains an independent executive compensation consulting firm whose recommendations are considered by the Committee in making decisions regarding the appropriateness of the executive compensation program.


                    Compensation and Human Resources Committee

                              Paul F. Roth, Chair
                              Robert G. Armstrong
                              Joyce A. Godwin
                              Robert M. Price
_______________________

*The Report of the Compensation and Human Resources Committee shall not be deemed to be incorporated into any filing by PNM under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the last three fiscal years for the current Chief Executive Officer, each of the four most highly compensated executive officers serving at the end of the year, and one executive officer who resigned prior to the end of the year, based on salary and bonuses earned during 1996.


                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION
                                        ----------------------------------------
                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                                                      SECURITIES
NAME AND PRINCIPAL POSITION                                        OTHER ANNUAL       UNDERLYING     ALL OTHER
 (AS OF DECEMBER 31, 1996,                SALARY        BONUS      COMPENSATION        OPTIONS      COMPENSATION
 EXCEPT AS OTHERWISE NOTED)         YEAR    ($)          ($)         ($)(B)              (#)            ($)
----------------------------------  ----  --------     -------     ------------      ------------   ------------
B. F. Montoya,                      1996  $341,927         -0-               --            32,802            -0-
President and CEO                   1995   320,205         -0-               --            39,456            -0-
                                    1994   317,967         -0-               --            94,638            -0-

M. P. Bourque,                      1996  $138,707     $14,201(a)            --               -0-       $208,964(i)
Senior Vice President,              1995   132,067      10,000(f)            --            11,750            -0-
Energy Services (resigned                               16,757(h)
effective December 24, 1996)        1994   126,537         -0-               --            30,748            -0-

R. J. Flynn,                        1996  $153,995     $ 1,183(a)            --            12,301            -0-
Senior Vice President,                                  37,400(h)
Electric Services                   1995   154,056      25,624(h)            --            13,490         16,045(c)
                                    1994    29,686(e)      -0-               --             2,552            -0-

M. H. Maerki,                       1996  $174,095(d)  $14,201(a)            --            12,301            -0-
Senior Vice President and                               39,101(h)
Chief Financial Officer             1995   173,486(g)   19,240(h)            --            13,490            -0-
                                    1994   172,243(d)      -0-               --            30,748            -0-

W.   J. Real,                       1996  $137,596(d)  $14,201(a)            --            10,853            -0-
Senior Vice President,                                  30,000(h)
Gas Services                        1995   138,306(g)    7,155(h)            --            11,750            -0-
                                                         2,500(f)
                                    1994   120,552         -0-               --            30,748            -0-

J. E. Sterba,                       1996  $146,965(d)  $14,201(a)            --            12,301            -0-
Senior Vice President,                                  40,801(h)
Bulk Power Services (j)             1995   142,911(g)   12,836(h)            --            13,490            -0-
                                                       123,201(f)
                                    1994   126,903(d)      -0-               --               -0-            -0-


     NOTES:
     -------------------

     (a) A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sum awards to all officers of PNM, excluding the President and CEO, were to be paid at such time as PNM paid a dividend to its shareholders. Upon the reinstatement of the dividend in 1996, the amounts noted above were paid, as determined by the President and CEO. A bonus fund for employees other than officers in the aggregate amount of $2,094,906 was also established and paid out in December 1994.

     (b) These amounts are less than the established reporting thresholds.

     (c) These amounts represent relocation, home sale and interim living expenses paid to Mr. Flynn in 1995.

     (d) These amounts include sales of accrued vacation hours during 1994 and 1996 and do not reflect increases in base salaries.

     (e) Mr. Flynn became an employee of PNM in December 1994.

     (f) These amounts are incentive payments under previously disclosed incentive plans for efforts leading to the sales of gas gathering and processing assets and water utility assets which occurred in 1995.

     (g) These amounts include sales of accrued vacation hours during 1995 and also reflect changes in base salaries.

     (h) In 1995, a results-based reward program was implemented which was designed to tie a portion of cash rewards awarded employees to the success of their business unit and a portion to the success of PNM as a whole. Goals are approved annually by the Board of Directors. These amounts reflect incentive award amounts paid in 1997 for 1996 achievements and in 1996 for 1995 achievements.

     (i) On December 24, 1996, Ms. Bourque resigned from PNM. This amount reflects a payment made under the employment termination agreement with Ms. Bourque.

     (j) Appointed Executive Vice President and Chief Operating Officer effective March 11, 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                             --------------------------------------------------------------------------------

                                                        PERCENT OF TOTAL
                              NUMBER OF SECURITIES      OPTIONS GRANTED         EXERCISE OR                      GRANT DATE
                               UNDERLYING OPTIONS       TO EMPLOYEES IN          BASE PRICE       EXPIRATION    PRESENT VALUE
           NAME                  GRANTED (#)(A)           FISCAL YEAR              ($/SH)            DATE          ($)(B)
           ----               --------------------      ----------------        -----------       ----------    --------------

B. F. Montoya                           32,802                    8.5%              $19.625       12/31/2006       $120,055

M. P. Bourque                              -0-                    -0-                   -0-              -0-            -0-

R. J. Flynn                             12,301                    3.2%               19.625       12/31/2006         45,022

M. H. Maerki                            12,301                    3.2%               19.625       12/31/2006         45,022

W. J. Real                              10,853                    2.8%               19.625       12/31/2006         39,722

J. E. Sterba                            12,301                    3.2%               19.625       12/31/2006         45,022


     NOTES:
     -------------------

     (a) These nonqualified options are exercisable following vesting on December 31, 1999. These options may also become fully exercisable upon (i) the death or disability of the participant, (ii) the participant being involuntarily terminated by PNM for reasons other than cause, (iii) a change in control, or (iv) certain other events as defined in the Performance Stock Plan.

     (b) These amounts represent a theoretical present valuation based on the Black-Scholes Option Pricing Model. The actual value, if any, an executive officer may realize ultimately depends on the market value of PNM's Common Stock at a future date. This valuation is provided pursuant to SEC disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value are: price volatility
         - 18%; risk-free rate of return - 5.59%; dividend yield - 2.7%; and time to exercise - four years. Neither these amounts nor any of the assumptions should be used to predict future performance of stock price or dividends. The inclusion of a dividend yield assumption for the sole purpose of calculations using the Black-Scholes Option Pricing Model is not to be construed as a projection of dividend payments.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1996 OPTION VALUES


                                                                         NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                               OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                                  SHARES                                  DECEMBER 31, 1996(#)             DECEMBER 31, 1996(A)($)
                           ACQUIRED ON EXERCISE     VALUE
NAME                             (#)(B)           REALIZED ($)          EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
----                       --------------------   ------------       ----------------------------        -------------------------

B. F. Montoya                            --             --                     134,094/32,802                 $718,348/$0

M. P. Bourque                        30,748       $188,332                      19,639/0                      $ 69,848/$0

R. J. Flynn                              --             --                      16,042/12,301                 $ 43,887/$0

M. H. Maerki                         15,000       $103,125                      37,127/12,301                 $177,658/$0

W. J. Real                            5,000       $ 35,000                      45,387/10,853                 $240,428/$0

J. E. Sterba                             --             --                      13,490/12,301                 $ 26,980/$0

---------------------------

    (a) Based on the closing price on the New York Stock Exchange Composite Transactions of PNM's Common Stock on December 31, 1996 of $19.625.

    (b) Or, if no shares were received upon exercise, the number of securities with respect to which the options were exercised.

                  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     RETIREMENT PLAN AND RELATED MATTERS. PNM and its subsidiaries have a non-contributory defined benefit plan (the "Retirement Plan") covering employees who have at least one year of service and have attained the age of 21. PNM made contributions to the Retirement Plan for plan year 1996 in the amount of $4,000,000. The amount of any contribution with respect to any one person cannot be determined. Directors who are not employees do not participate in the Retirement Plan.

     The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. As discussed below, the Retirement Plan will be revised effective December 31, 1997. The table and discussion are based on the current Retirement Plan.

                               PENSION PLAN TABLE

                                             CREDITED YEARS OF SERVICE
                          ----------------------------------------------------------------
   AVERAGE OF HIGHEST
 ANNUAL BASE SALARY FOR
 3 CONSECUTIVE YEARS(A)    5(B)        10       15       20       25      30     32 1/2(C)
------------------------   ----        --       --       --       --      --     ---------
 100,000                  10,000     20,000   30,000   40,000   50,000   60,000    65,000
 150,000                  15,000     30,000   45,000   60,000   75,000   90,000    97,500
 200,000                  20,000     40,000   60,000   80,000  100,000  120,000   130,000
 250,000                  25,000     50,000   75,000  100,000  125,000  150,000   162,500
 300,000                  30,000     60,000   90,000  120,000  150,000  180,000   195,000
 350,000                  35,000     70,000  105,000  140,000  175,000  210,000   227,500
 400,000                  40,000     80,000  120,000  160,000  200,000  240,000   260,000

--------------
(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under the Master Employee Savings Plan. It generally does not include bonuses, payments for accrued vacations, or overtime pay.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the Retirement Plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.

     The amounts shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts.

     Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement arrangements discussed below. Credited years of service so computed as of December 31, 1996 are as follows: Mr. Montoya, 7 years (however, Mr. Montoya will not be entitled to any retirement benefits until 1998); Ms. Bourque, 10 years; Mr. Flynn, 2 years; Mr. Maerki,
25.57 years; Mr. Real, 18.33 years; and Mr. Sterba, 21.87 years. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. Such amounts as of December 31, 1996 are as follows: Mr. Montoya, $330,004; Ms. Bourque, $135,000; Mr. Flynn, $161,163; Mr.
Maerki, $170,900; Mr. Real, $134,220; and Mr. Sterba, $142,244.

     Federal tax legislation enacted in 1993 imposed a $150,000 limitation on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan adopted in 1993 provides nonqualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $150,000 compensation limitation imposed by the 1993 tax legislation.

     In December 1996, the Board of Directors approved changes to PNM's defined benefit Retirement Plan and implementation of a defined contribution plan no later than January 1, 1998. Salaries used in Retirement Plan benefit calculations will be frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. PNM contributions in the 401(k) plan will consist of a 3 percent non-matching contribution, and a 75 percent match on the first 6 percent contributed by the employee on a before-tax basis.

     In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Messrs. Maerki and Sterba and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement (the "Accelerated Management Performance Plan"). The Accelerated Management Performance Plan, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision allowing key management employees to receive a reduced benefit from the plan upon attaining early retirement without having attained the maximum credits for years of service. Monthly benefits received pursuant to the Accelerated Management Performance Plan are offset by monthly benefits received pursuant to the Retirement Plan.

     As approved by the Board in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement with Mr. Maerki, his retirement benefits would be computed as if he had been in the continuous employment of PNM since February 15, 1974. For a discussion regarding certain retirement arrangements with Mr. Montoya, see "TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS".

     The Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Internal Revenue Code, generally in connection with the management benefit plans discussed in the preceding two paragraphs and the supplemental retirement arrangements with certain former executive officers. Under the terms of the trust, PNM may, but is not obligated to, provide funds to the trust, which has been established with an independent trustee, to aid in meeting its obligations under such arrangements. Funds in the amount of approximately $12.7 million were provided to the trust in 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust.


                           COMPENSATION OF DIRECTORS

     Shareholders approved the "First Restated and Amended Director Retainer Plan" at the April 1996 Annual Meeting. The purpose of the Director Retainer Plan is to provide additional incentives for the non-employee directors to perform in the best interests of PNM, its shareholders, customers and employees, as well as provide a means for directors to increase their proprietary interest in PNM and respond to shareholders' concerns about stock ownership by directors.

     The Director Retainer Plan provides for payment of the annual retainer in the form of cash, restricted stock or stock options. A trust exists for the purpose of purchasing and holding restricted stock grants pending the lapse of restrictions. The trustee of the trust is an independent third party. The number of options granted to each director who selects options was 1,000 in 1996 and will be 2,000 in subsequent years. The exercise price of each option is the "fair market value" (as defined in the Director Retainer Plan) of a share of common stock at the date of grant less the annual retainer divided by the number of options, subject to a minimum exercise price. The grant date of a stock option is the date of the annual meeting of shareholders each year. Stock options generally vest on the next annual meeting date.

     The current annual cash retainer is $12,000. Directors who were not full-time employees received $600 for each meeting of the Board and $450 for each committee meeting attended in 1996. The Chair of each committee, excluding the Executive Committee, receives an additional $200 per committee meeting. Directors are also reimbursed for expenses incurred in connection with service as a director. Any director who is an employee of PNM or one of its subsidiaries receives no compensation for services as director.

     In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board, increasing the duties and establishing the level of compensation. The Chairman now receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors and the remaining three-fourths in cash, and is paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to other non-employee directors.


                 STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     Each of the executive officers named in the above table (except Mr. Montoya, whose stock ownership is reported above under "ELECTION OF DIRECTORS") has advised PNM that, as of February 1, 1997, he or she beneficially owned, directly or indirectly, Common Stock of PNM as set forth below:

                                     SHARES OF COMMON STOCK
                                    OWNED BENEFICIALLY AS OF
                        NAME       FEBRUARY 1, 1997 (A)(B)(C)
                        ----       --------------------------

            M. P. Bourque. . . . . . . . . . . . . . . .365
            R. J. Flynn. . . . . . . . . . . . . . . 17,042
            M. H. Maerki . . . . . . . . . . . . . . 37,506
            W. J. Real . . . . . . . . . . . . . . . 46,345
            J. E. Sterba. . . . . . . . . . . . . . .15,011
___________
(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) All such amounts are less than one percent of the outstanding Common Stock of PNM.

(c) Includes shares which may be acquired by the exercise of stock options within 60 days as follows: Mr. Flynn, 16,042; Mr. Maerki, 37,127; Mr. Real, 45,387; and Mr. Sterba, 13,490.

     PNM is advised that none of its executive officers owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

                               STOCK PERFORMANCE*

     The following graph compares the yearly percentage change in the cumulative total shareholder return on PNM's Common Stock during the five fiscal years in the period ended December 31, 1996, with the cumulative total return on an index of peer companies selected by PNM and the cumulative total return on the S&P 500 Stock Index. Companies in the peer group are combination electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric Company, Central Hudson Gas & Electric, CMS Energy Corp., Commonwealth Energy System, Consolidated Edison Company of New York, Delmarva Power & Light Company, Enova Corp., IES Industries, Inc., Long Island Lighting Company, New York State Electric & Gas Corp., Niagara Mohawk Power Corp., Northern States Power Company, Pacific Gas and Electric Company, PECO Energy Company, Public Service Enterprises Group, Rochester Gas & Electric Corp., SCANA Corporation, Wisconsin Energy Corp., WPS Resources, Corp., and WPL Holdings, Inc.



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                  AMONG PUBLIC SERVICE COMPANY OF NEW MEXICO,
                    A PEER GROUP AND THE S&P 500 STOCK INDEX


                                            Cumulative Total Return
                                       ------------------------------------
                                        12/91 12/92 12/93 12/94 12/95 12/96

Public Svc Co N Mex             PNM       100   127   115   133   181   205

PEER GROUP                      PPEERI    100   111   124   105   132   127

S & P 500                       I500      100   108   118   120   165   203

____________
(1) This illustration assumes $100 invested on December 31, 1991 in PNM Common Stock, the combination gas and electric company peer group and the S&P 500 Stock Index. Each mark on the axis displaying the years 1991 through 1996 represents December 31 of that year. Total Return includes reinvestment of all dividends. The historical shareholder return shown above may not be indicative of future performance.

*NOTE:
    The "STOCK PERFORMANCE" section of this Proxy Statement shall not be deemed to be incorporated by reference into any filing by PNM under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

                         TERMINATION OF EMPLOYMENT AND
                         CHANGE OF CONTROL ARRANGEMENTS

     An Executive Retention Plan (the "Retention Plan") was adopted by the Board of Directors effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya has been provided with substantially similar benefits by agreement with PNM. The Retention Plan provides certain severance benefits should the employee's employment with PNM be terminated subsequent to a change in control of PNM or as the result of a sale or other disposition of all or substantially all the assets of a major operating unit, if such termination is for death, by PNM for reasons other than cause, or by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base salary for executive officers; (ii) reimbursement of all legal fees and expenses incurred as a result of termination of employment; and (iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment. The Retention Plan was effective for an initial term through December 31, 1992, and is subject to automatic extension for additional one year terms unless revoked by the Board by the October 1 date immediately preceding the commencement of the next successive one year term. The Retention Plan is also subject to automatic extension, or revival if it has been revoked, in the event of a change in control during certain time periods.

     PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position (an "impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. Under a program adopted in 1992, an impacted employee would have the option to remain with PNM for up to an additional year. In 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after impaction up to 5% of base salary, plus certain insurance benefits. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan. In connection with Ms. Bourque's resignation from PNM effective December 24, 1996, she entered into a termination agreement with PNM under which she received severance benefits equal to the severance benefits for executives described above, including severance pay of $208,964.

     Mr. Montoya became President and CEO of PNM in August 1993. Under the terms of employment agreements entered into between PNM and Mr. Montoya, Mr. Montoya will be eligible to receive supplemental retirement benefits if he completes five years of service with PNM. He will also receive severance benefits substantially equal to the level of benefits provided to other members of senior management (discussed above) in the event he is terminated by the Board.

     Reference is made to the first footnote in the "OPTION GRANTS IN LAST FISCAL YEAR" table. The options referred to in the table may become exercisable upon certain events such as change in control (as defined in the Performance Stock Plan) of PNM.


                                 OTHER BUSINESS

     The management of PNM knows of no other business which is likely to be brought before the meeting. If other matters not now known to management come before the Annual Meeting, the persons named in the accompanying proxy expect to vote in accordance with their judgment on such matters.

                              REQUESTS FOR REPORTS

     A COPY OF PNM'S ANNUAL REPORT TO SHAREHOLDERS FOR 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE PNM 1996 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO BARBARA BARSKY, VICE PRESIDENT, STRATEGY, ANALYSIS AND INVESTOR RELATIONS, ALVARADO SQUARE MS 2720, ALBUQUERQUE, NEW MEXICO 87158.

                     DEADLINE FOR PROPOSALS BY SHAREHOLDERS

     In order to be considered for inclusion in PNM's Proxy Statement for the 1998 Annual Meeting of Shareholders, proposals from shareholders must be received by PNM, Attention: Secretary, Alvarado Square, Mail Stop 2822, Albuquerque, New Mexico 87158, on or before November 25, 1997.


                               By Order of the Board of Directors



                               Patrick T. Ortiz
                               Secretary

                                     [LOGO]

The Annual Meeting of Shareholders of Public Service Company of New Mexico will be held in the Auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, NE, Albuquerque, New Mexico, at 9:30 a.m. Mountain Daylight Time, on April 29, 1997.


                       (VOTING INSTRUCTIONS ARE ON BACK)

FOLD AND DETACH HERE

A vote FOR the following proposals is recommended by the Board of Directors.

1.   Election of Directors (Robert G. Armstrong, Reynaldo U. Ortiz and Paul F.
Roth).

Mark one: _____FOR all nominees listed above.
          _____FOR all nominees listed above except
                _________________________________.
          _____WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Selection of Arthur Andersen LLP as independent public accountants for the current year.

     / / FOR    / / AGAINST    / / ABSTAIN

3.   In their discretion, the proxies are authorized to vote upon such other
matters as may   properly come before this meeting, or any adjournment or
adjournments thereof.

PROXY

______________________________
          Signature

______________________________
          Signature

Dated:______________________ , 1997

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned does hereby constitute and appoint L. H. Lattman, B. F. Montoya and R. M. Price, and each or any one of them, true and lawful attorney-in fact and proxy for the undersigned, with full power of substitution, to represent and vote the common stock of the undersigned at the Annual Meeting of Shareholders of Public Service Company of New Mexico to be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, NE, Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 29, 1997, and at any adjournments thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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